EXHIBIT 23.3

                                  W.G. TIMMINS
                           1016 - 470 Granville Street
                              Tel/Fax: 604 682-5281



                                CONSENT OF AUTHOR



TO: UNITED STATES SECURITIES AND EXCHANGE COMMISSION


     I, William G. Timmins, P.Eng., do hereby consent to the filing, with the regulatory authorities referred to above, of the technical report titled "GEOLOGY REPORT ON THISTLE CLAIM" dated February, 2006 (the "Technical Report"), and to the written disclosure of the Technical Report and of extracts from or a summary of the Technical Report in the written disclosure in any Offering Memorandum, other offering documents, or an Annual Information Form of Oliver Creek Resources Inc.

     I hereby certify that I have read the written disclosure being filed and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report in the written disclosure in any Offering Memorandum, other offering documents, or an Annual Information Form of Oliver Creek Resources Inc.

DATED: February 17, 2006


/s/  William G. Timmins
-------------------------------------        [Seal of Stamp of Qualified Person]
William G. Timmins